EXHIBIT 23.1

U.S. HOME SYSTEMS, INC. ANNUAL REPORT ON FORM 10-K

FOR FISCAL YEAR ENDED DECEMBER 31, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2008, accompanying the consolidated financial statements included in the Annual Report of U.S. Home Systems, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of U.S. Home Systems, Inc. on Form S-8 (File No. 333-96753), Form S-8 (File No. 333-143332) and on Form S-3 (File No. 333-63776).

/s/ GRANT THORNTON LLP

Dallas, Texas

March 18, 2008